UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On July 2, 2015, we merged Kraft Foods Group, Inc. (“Kraft”) with and into a wholly owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”) (the “2015 Merger”). At the closing of the 2015 Merger, Heinz was renamed The Kraft Heinz Company (“Kraft Heinz,” “we,” “us,” and “our”). For informational purposes only, we are furnishing the unaudited pro forma condensed combined financial information (the “financial information”) set forth in Exhibit 99.1 to this Current Report on Form 8-K. The financial information is presented as if the 2015 Merger had been consummated on December 30, 2013, the first business day of our 2014 fiscal year, and combines the historical results of Heinz and Kraft.
The financial information has been prepared based upon currently available information and assumptions deemed appropriate by our management. This financial information is not necessarily indicative of what our results of operations actually would have been had the 2015 Merger been completed as of December 30, 2013. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger. This financial information should be read in conjunction with separate historical financial statements and accompanying notes filed with the Securities and Exchange Commission.
Additionally, this Form 8-K reflects our revised segment structure. Following the 2015 Merger, we revised our segment structure and began to manage and report our operating results through our new reportable segments defined by geographic region: United States, Canada, and Europe. Our remaining businesses are combined and disclosed as “Rest of World”. Rest of World is comprised of three operating segments: Asia Pacific, Latin America, and Russia, India, the Middle East and Africa (“RIMEA”). We began to report on our reorganized segment structure during the third quarter of 2015 and have reflected this structure for all historical periods presented in Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Kraft Heinz Unaudited Pro Forma Results by Quarter and Related Non-GAAP Reconciliations

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: November 4, 2015	By:	/s/ Paulo Basilio
Paulo Basilio
Executive Vice President and Chief Financial Officer